Exhibit 99.1

Safeguard Scientifics Announces First Quarter 2018 Financial Results

Executing new strategy focused on maximizing net proceeds distributable to shareholders

Annual operating expenses expected to be between $8 million and $9 million following implementation of aggressive cost-reduction initiatives

Conference call and webcast today at 9:00 a.m. ET

RADNOR, Pa., April 26, 2018 /PRNewswire/ -- Safeguard Scientifics, Inc. (NYSE: SFE) ("Safeguard" or the "Company") today announced financial results for the three months ended March 31, 2018 and provided a business update regarding the achievement of developmental milestones for its 25 Partner Companies.

"The growth-stage, technology-driven businesses in Safeguard's portfolio continue to demonstrate revenue growth and achieve critical operational and strategic milestones," said Stephen T. Zarrilli, Safeguard's President and CEO. "We are focused on monetizing our assets to return capital to shareholders and have made significant progress streamlining our business to create a leaner, more agile organization that reflects Safeguard's new operating model."

2018 First quarter Highlights

  For the three months ended March 31, 2018, Safeguard's net loss was $6.2 million, or $0.30 per share, compared with net loss of $22.1 million, or $1.08 per share, for the same period in 2017.
  Subsequent to the end of the quarter, the Company announced a series of management changes intended to streamline the Company's organizational structure and reduce operating costs, including the appointment of Brian J. Sisko as President and Chief Executive Officer, effective July 1, and David Kille as Chief Financial Officer, effective June 1. In connection with this, the roles of Chief Operating Officer and Corporate Controller have been eliminated.
  The management changes are part of aggressive cost-reduction initiatives that are expected to trim annual operating expenses to between $8 million and $9 million, excluding interest, depreciation, severance and stock-based compensation, compared to approximately $15.1 million in 2017.
  Partner Company Spongecell agreed to merge with privately held Flashtalking, a global platform for digital advertising management and analysis; Safeguard now holds a 10% equity position in Flashtalking.
  Nexxt, Inc., formerly Beyond.com, repaid a $10.5 million note received in connection with the Company's sale of its interests back to Nexxt for $26.0 million in March 2017.
  Deployed $4.0 million in follow-on funding to support seven existing Partner Companies.

AGGREGATE PARTNER COMPANY REVENUE
For full-year 2018, aggregate Partner Company revenue is projected to be between $475 million and $500 million, which includes revenue for all Partner Companies in which Safeguard had an interest at January 1, 2018. Aggregate revenue for the same Partner Companies was $410 million and $344 million for 2017 and 2016, respectively. Aggregate revenue guidance for 2018 and prior years reflects combined revenue for Spongecell and Flashtalking.

CHANGE IN STRATEGY AND OPERATIONS
On January 17, 2018, Safeguard announced a change in its business strategy and operations to increase shareholder value. Under the new strategy, Safeguard has ceased deploying capital into new Partner Company opportunities. It remains focused on managing and financially supporting existing Partner Companies, with the goal of pursuing monetization opportunities for Partner Company interests and maximizing net proceeds distributable to shareholders. The Company will consider initiatives including, among others: the sale of individual Partner Companies, the sale of certain Partner Company interests in secondary market transactions, or a combination thereof, as well as other opportunities to maximize shareholder value.

"We remain committed to supporting the needs of our existing Partner Companies and continue to maintain a deep belief in their underlying value proposition," Zarrilli said. "We are encouraged by the market interest in our portfolio and are confident that the actions we are taking will deliver enhanced value for all Safeguard shareholders."

PARTNER COMPANY HIGHLIGHTS
This section summarizes significant accomplishments by Safeguard's Partner Companies during the first quarter of 2018. For more details on milestones achieved during this period, please visit www.safeguard.com/PartnerNews.

~ Product Launches / Regulatory Approvals ~

Zipnosis achieved HITRUST CSF Certified status for information security for its application and workstations. This certification means the Zipnosis telemedicine platform has undergone rigorous testing to ensure that healthcare industry-defined benchmarks are met for managing risk and sensitive, private health information and patient records.

~ Major Customer Wins / Strategic Partnerships ~

AdvantEdge Healthcare Solutions announced that it had acquired Professional Management Inc., a Baltimore-based medical billing firm specializing in pathology, radiology and emergency medicine physician groups. The acquisition expands AdvantEdge's presence in the Mid-Atlantic region and is the company's eighth acquisition since 2006. AdvantEdge is among the 10 largest billing, coding and practice management companies in the U.S. Safeguard holds a 40% primary ownership position in AdvantEdge and has deployed $16.3 million in growth capital in the company since November 2006.

Clutch Holdings added For Eyes, a subsidiary of global optical retailer GrandVision, to its roster of clients for customer-marketing services using machine-learning algorithms that analyze shopping behaviors, purchase frequency, loyalty and customer satisfaction.

Flashtalking said its strategic partnership with Tapad, a marketing technology firm that specializes in identity-driven solutions, resulted in above-industry average customer engagement and conversion rates and enhanced media effectiveness. Flashtalking also published the results of its long-term study of advertising cookie rejection across its advertiser base. The company found that for a typical advertiser, 64% of cookies will be rejected; reported reach will be overstated by 89%; reported frequency understated by 47%; and reported conversion for display and video will be understated by up to 41%.

MediaMath and Cision announced a partnership that enables brands to integrate data from earned media with paid media, giving brands a holistic view of their customers. The partnership addresses the need for marketing and advertising professionals to integrate their efforts, resulting in targeting and measurement across earned, owned and paid channels.

Syapse has teamed with Medidata, a global provider of cloud-based technology and data analytics for clinical research, to develop a portfolio of solutions to make it easier for cancer patients to access clinical trials. The partnership will begin by building products to assist trial sponsors in designing eligibility criteria, identify community health systems as trial sites and enable oncologists to identify patients.

Transactis and Miami-based DadeSystems are teaming up to integrate their advanced accounts receivable and payment solutions for the benefit of their respective clients.

Trice Medical reports that Circle Reading Hospital in southeast England is the first hospital in Europe to use Trice's mi-eye 2™ device for in-clinic arthroscopy, speeding diagnoses of joint injuries. The hand-held mi-eye 2 is currently used by more than 200 institutions throughout the U.S.

Zipnosis is now collaborating with the American Academy of Family Physicians to help small and medium-sized family physician practices and plans to offer telemedicine services beginning later in 2018. The collaboration is the first such arrangement for both organizations. Zipnosis also announced that Minneapolis-based Allina Health, a 12-hospital system serving Minnesota and western Wisconsin, and Methodist Family Health Centers of Texas are new clients.

~ Industry Awards / Certifications ~

Cask Data was named as one of the five data integration-tool providers to watch in 2018 by trade journal Solutions Review. "The Cask Data Application Platform (CDAP) is a data ingestion service that automates the tasks of building, running and managing data pipelines. An interactive studio interface allows users to drag-and-drop various sources, transforms, analytics, sinks and actions. The platform features a unified interface to preview, debug, deploy, run, and manage data pipelines," the journal said.

Prognos was named among the top five U.S. healthcare startup companies in artificial intelligence by Medtech Boston, an industry journal.

~ Other Milestones ~

MediaMath named a new country manager for Japan and formed a training initiative to educate Japanese marketers about digital advertising and marketing. According to research conducted by PwC, demand for programmatic technology in Japan will increase from $1.1 billion in 2016 to an estimated $170 billion by 2020.

Propeller Health and peer-reviewed healthcare journal, Health Affairs, published results from a cross-sector research project in Louisville, KY that show that public/private collaboration can successfully reduce the burden of asthma. AIR Louisville, one of the largest studies of asthma conducted in a real-world setting, was a collaboration of 25 public, private and philanthropic organizations to use digital health technology to improve asthma. Results included a 78% reduction in rescue inhaler use and a 48% improvement in symptom-free days. Data also informed municipal policy recommendations, including enhancing tree canopy, tree removal mitigation, zoning for air pollution emission buffers, recommended truck routes, and development of a community asthma notification system.

Syapse has added Frank Williams, former executive chairman and CEO of The Advisory Board, to its board of directors. Williams will provide strategic advice to Syapse during a time of rapid growth for the company. Syapse raised $30 million in Series D financing in late 2017, expanded to Asia in early 2018, and recently announced new partnerships with Roche and Medidata to advance precision medicine for health systems.

Trice Medical has promoted Mark Foster to President and Chief Commercialization Officer. He assumed the presidency from Jeffrey F. O'Donnell, Sr. who remains Trice CEO. Foster joined the company in 2016 from Smith & Nephew where he was an executive in the advanced surgical device division.

Zipnosis has promoted Dr. Lisa Ide to chief medical officer, succeeding Dr. Rebecca Hafner-Fogarty, who continues as senior vice president for policy and strategy. Dr. Ide joined the company in 2016 as medical director.

PARTNER COMPANY HOLDINGS AT MARCH 31, 2018

Partner Company Revenue Stages
Development Stage Pre-revenue Proving out technology Developing prototype Beta stage customers	Initial Revenue Stage Up to $5M in revenue Initial customers Early market penetration Management team forming Infrastructure being built	Expansion Stage $5M to $20M in revenue Commercial grade solution Growing market penetration Management team built out Infrastructure in place	High Traction Stage $20M+ in revenue Significant commercial traction

Partner Companies	Stage	Category	Acquisition Year	Primary Ownership%	Carrying Value (in millions)	Cost (in millions)
AdvantEdge Healthcare Solutions	High Traction	Healthcare	2006	40%	$4.3	$16.3
Aktana	Expansion	Healthcare	2016	25%	3.6	9.7
Apprenda	Expansion	Other	2013	29%	7.2	22.1
Brickwork	Initial Revenue	Digital Media	2016	20%	3.8	4.6
Cask Data	Initial Revenue	Other	2015	31%	7.2	13.3
CloudMine	Initial Revenue	Healthcare	2015	47%	5.0	10.0
Clutch Holdings	Expansion	Digital Media	2013	41%	8.3	16.3
Flashtalking	High Traction	Digital Media	2018	10%	11.2	19.2
Hoopla Software	Initial Revenue	Digital Media	2011	26%	-	5.1
InfoBionic	Initial Revenue	Healthcare	2014	40%	0.5	20.5
Lumesis	Expansion	Financial Services	2012	44%	1.6	6.3
MediaMath	High Traction	Digital Media	2009	20.5%	3.5	25.5
meQuilibrium	Initial Revenue	Healthcare	2015	36%	4.9	10.5
Moxe Health	Initial Revenue	Healthcare	2016	32%	3.4	4.5
NovaSom	High` Traction	Healthcare	2011	32%	2.6	25.5
Prognos (fka Medivo)	Expansion	Healthcare	2011	29%	8.5	12.6
Propeller Health	Initial Revenue	Healthcare	2014	24%	5.9	14.0
QuanticMind	Expansion	Digital Media	2015	25%	6.6	11.5
Sonobi	Expansion	Digital Media	2015	22%	6.4	9.4
Syapse	Expansion	Healthcare	2014	20%	6.3	15.6
T-REX	Initial Revenue	Financial Services	2016	21%	4.8	6.0
Transactis	Expansion	Financial Services	2014	24%	8.4	14.5
Trice Medical	Initial Revenue	Healthcare	2014	25%	3.1	10.2
WebLinc	Expansion	Digital Media	2014	38%	7.2	14.5
Zipnosis	Initial Revenue	Healthcare	2015	25%	3.3	7.0
				TOTAL:	$127.6	$324.7

CONFERENCE CALL AND WEBCAST DETAILS
Please call 10-15 minutes prior to the call to register.

Date: Thursday, April 26, 2018

Time: 9:00 a.m. ET

Live Number: 866-393-4306 // (International) 734-385-2616

Replay Number: 855-859-2056 // (International) 404-537-3406

Access Code: 3885618

Speakers: President and Chief Executive Officer, Stephen T. Zarrilli; Senior Vice President and Chief Financial Officer,Jeffrey B. McGroarty; and Brian J. Sisko, Executive Vice President and Chief Operating Officer.

Format: Discussion of first quarter 2018 financial results followed by Q&A.

Replay will be available through May 26, 2018 at 11:59 p.m. ET. For more information please contact IR@safeguard.com.

About Safeguard Scientifics
Historically, Safeguard Scientifics (NYSE: SFE) has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. For more information, please visit www.safeguard.com or follow us on Twitter @safeguard.

Forward-looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard's initiatives taken or contemplated to enhance and unlock value for all of its stockholders, Safeguard's efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for Partner Companies and maximize the net proceeds distributable to its shareholders, Safeguard's ability to create, unlock, enhance and maximize shareholder value, Safeguard's ability to have a smooth transition to a new management team, the timing of Safeguard's management succession plan and its effect on driving increased organizational effectiveness and efficiencies, the ability of the new management team to execute Safeguard's strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of Partner Companies, Safeguard's projections regarding the reduction in its ongoing operating expenses, Safeguard's projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for Partner Company Interests, and the amount of net proceeds from the monetization of Partner Company Interests that are ultimately distributable to Safeguard shareholders after satisfying Safeguard's debt obligations and working capital needs and the timing of such distributions. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our Partner Companies for maximum value or at all and distributions to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing Partner Companies, the fact that our Partner Companies may vary from period to period, challenges to achieving liquidity from our partner company holdings, fluctuations in the market prices of our publicly traded partner company holdings, competition, our inability to obtain maximum value for our partner company holdings, our ability to attract and retain qualified employees, market valuations in sectors in which our Partner Companies operate, our inability to control our Partner Companies, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our Partner Companies, including the fact that most of our Partner Companies have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard's Partner Companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company's ability to predict or control. As a result of these and other factors, the Company's past operational and financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

SAFEGUARD CONTACT:
John E. Shave III
Senior Vice President, Investor Relations and Corporate Communications
(610) 975.4952
jshave@safeguard.com

MEDIA CONTACT:
Ed Trissel / Aura Reinhard
Joele Frank Wilkinson Brimmer Katcher
(212) 355-4449

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2018	December 31, 2017

Assets
Cash, cash equivalents and marketable securities	$34,338	$25,203
Other current assets	2,856	8,405
Total current assets	37,194	33,608
Ownership interests in and advances to partner companies	132,277	134,691
Long-term restricted cash equivalents	—	6,336
Other assets	1,751	1,829
Total Assets	$171,222	$176,464

Liabilities and Equity
Other current liabilities	$5,481	$5,327
Convertible senior debentures - current	40,829	40,485
Total current liabilities	46,310	45,812
Other long-term liabilities	3,341	3,535
Credit facility	45,736	45,321
Total equity	75,835	81,796
Total Liabilities and Equity	$171,222	$176,464

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017

Operating expenses	$5,589	$4,947
Operating loss	(5,589)	(4,947)

Other income (loss)	(1,435)	249
Interest, net	(1,892)	(397)
Equity income (loss)	2,746	(17,002)

Net loss before income taxes	(6,170)	(22,097)
Income tax benefit (expense)	—	—
Net loss	$(6,170)	$(22,097)

Net loss per share:
Basic	$(0.30)	$(1.08)
Diluted	$(0.30)	$(1.08)

Weighted average shares used in computing loss per share:
Basic	20,506	20,380
Diluted	20,506	20,380

Safeguard Scientifics, Inc.
Partner Company Financial Data
(in thousands)

Additional Financial Information

To assist investors in understanding Safeguard and our 25 partner companies as of March 31, 2018, we are providing additional financial information on our partner companies, including the aggregate cost and carrying value for all of our partner companies and other holdings.  Carrying value of an equity method partner company represents the original acquisition cost and any follow-on funding, plus or minus our share of the earnings or losses of each company, reduced by any impairment charges.  The carrying value and cost data reflect our percentage holdings in the partner companies and reflect both equity ownership interests in and advances to those partner companies.

	March 31, 2018

	Carrying Value	Cost (including transaction costs)
Safeguard Carrying Value and Cost
Equity method partner companies	$116,395	$305,568
Other partner company	11,244	19,150
Other holdings	4,638	37,705
	$132,277	$362,423